SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

DATE OF REPORT:

May 11, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA

(Address of Principal Executive Offices)

02370

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2012, Independent Bank Corp. (the “Company”) entered into a Core System Processing Services Agreement (the “Services Agreement”) with Fidelity Information Services, LLC (“FIS”). The Company entered into the Services Agreement primarily so FIS can provide information technology and computer systems processing services to Rockland Trust Company (“Rockland Trust”), the Company’s wholly-owned bank subsidiary. FIS has been providing these services to the Company under a prior agreement, and the Services Agreement is an extension of the prior agreement with FIS with respect to some, but not all, of the services the Company now receives from FIS. Rockland Trust’s business is substantially dependent upon the services that will be provided by FIS pursuant to the Services Agreement. The benefits of the Services Agreement are also conferred on other present and future subsidiaries of the Company, and, of Rockland Trust.

The Services Agreement is effective as of April 1, 2012, and expires on May 31, 2017. The Services Agreement renews annually after the expiration of the initial term, unless timely notice of intention not to renew is given.

A copy of the Services Agreement is attached hereto as Exhibit 99.1. Portions of the Services Agreement, however, have been omitted from Exhibit 99.1 pursuant to a request for confidential treatment sent to the Securities and Exchange Commission (“SEC”) on May 16, 2012. The locations where material has been omitted are indicated by the following notation “{****}”. The entire Services Agreement, in unredacted form, has been submitted separately to the SEC with the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: May 16, 2012	BY: /s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL